Exhibit 32.2

Certification by Robert E. Drury Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

In connection with the filing with the Securities and Exchange Commission, on the date hereof, of the Quarterly Report on Form 10-Q for the three months ended March 31, 2005 (the “Report”) by eMerge Interactive, Inc. (“Registrant”), the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

/s/ ROBERT E. DRURY
Robert E. Drury
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)
May 11, 2005